CERTIFICATE OF DESIGNATION

OF THE

SERIES A CONVERTIBLE PREFERRED STOCK

OF

STAAR SURGICAL COMPANY

Pursuant to Section 151
of the
General Corporation Law of the State of Delaware

Pursuant to Section 103 of the Delaware General Corporation Law (the “DGCL”), STAAR Surgical Company, a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify the following:

1. Article Fourth of the Certificate of Incorporation of the Corporation authorizes the issuance of up to ten million (10,000,000) shares of preferred stock, $.01 par value (the “Preferred Stock”), and expressly vests in the Board of Directors of the Corporation the authority to issue the shares of Preferred Stock, to act from time to time by resolution to establish one or more series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and their qualifications, limitations, or restrictions.

2. Pursuant to the authority described in the preceding paragraph, the Board of Directors, at a duly called meeting held on October 22, 2007, at which a quorum was present and acted throughout, adopted the following resolutions establishing a series of Preferred Stock:

RESOLVED, that a series of the class of authorized Preferred Stock of the Corporation be and hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Series A Convertible Preferred Stock

1.  Designation and Amount. The shares of the series created by these resolutions shall be designated “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting such series shall be one million seven hundred thousand (1,700,000).

2.  Dividends and Distributions. The Series A Preferred Stock shall have the right to participate pari passu in any dividend or distribution paid with respect to the Common Stock, if as and when declared by the Board of Directors, based on the number of shares of Common Stock into which a share of Preferred Stock is convertible hereunder as of the record date for such dividend or distribution.

3.  Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or the acquisition of the Corporation by another entity by means of any reorganization, merger or consolidation, or any transaction in which the Corporation’s stockholders of record as constituted immediately prior to such transaction (by virtue of securities issued in such transaction) fail to hold, directly or indirectly, more than 50% of the voting power of the resulting or surviving corporation following such transaction (but excluding, however, any reorganization, merger or consolidation effected exclusively for the purpose of changing the domicile of the Corporation) (an “Acquisition Transaction”), or a sale, lease, license or disposition of all or substantially all of the assets of the Corporation (collectively, a “Liquidation”), the holders of the outstanding shares of Series A Preferred Stock shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus funds or earnings, prior and in preference to any distribution of any of the assets of the Corporation to the holders of the Common Stock, and any other series of Preferred Stock (except with respect to a reorganization, merger, consolidation or an Acquisition Transaction, such Preferred Stock that has been designated for issuance upon exercise of rights issued to the Corporation’s stockholders pursuant to a stockholder rights plan (“Stockholder Rights Plan”)), an amount per share equal to the Redemption Price for such share, as defined in Section 6(a) below. After the full liquidation preference of the holders of the outstanding shares of Series A Preferred Stock has been satisfied as set forth in this Section 3, the Series A Preferred Stock shall have no right to participate in the distribution of the remaining assets of the Corporation. Until the effective date of the Liquidation, each holder of Series A Preferred Stock may elect to convert such holder’s Shares to Common Stock and participate in the proceeds of the Liquidation to be paid to holders of Common Stock in lieu of any liquidation preference.

4.  Conversion Rights. The Series A Preferred Stock shall be convertible at no cost to the holder into shares of Common Stock as set forth in this Section 4. The shares of Common Stock issuable on such conversion (the “Conversion Shares”) shall be equal to the number of shares of Series A Preferred Stock converted times the Conversion Ratio as defined in Section 4(d) below; provided, however, that, subject to the provisions of Section 6(h) below, following due notice by the Corporation of a Change of Control as provided in Section 5(b) the conversion right set forth in this Section 4(a) shall expire two (2) days prior to the effective date of the Change of Control set forth in the notice.

(a)  Conversion at Option of Holder. Each holder of Series A Preferred Stock shall have the right, at the option of the holder at any time after the date on which shares of Series A Preferred Stock first are issued (the “Issue Date”), to convert each of the holder’s shares of Series A Preferred Stock into fully paid and nonassessable shares of Common Stock in a number equal to the Conversion Ratio (as defined in Section 4(d) below) as of the effective date of the conversion.

(b)  Mechanics of Conversion at Option of Holder. Before any holder of Series A Preferred Stock shall be entitled to receive the Conversion Shares issuable pursuant to Section 4(a), the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office of the election to convert the shares of Preferred Stock. The notice shall state the name or names in which the certificate or certificates for shares of Common Stock are to be issued, and the address or addresses to which the certificates are to be delivered. The Corporation shall, as soon as practicable, but in any event in no less than seven (7) business days thereafter, issue the Conversion Shares issuable with respect to the surrendered shares, and deliver the certificates evidencing the Conversion Shares to the address or addresses set forth in the notice. The cancellation of the surrendered shares of Series A Preferred Stock and the issuance of the Conversion Shares of Common Stock shall be deemed to have occurred immediately prior to the close of business on the date the shares of Series A Preferred Stock to be converted are surrendered to the Corporation or the transfer agent, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(c)  Automatic Conversion. At 12:01 a.m. on the fifth (5th) anniversary of the Issue Date (the “Preferred Termination Date”), each share of Series A Preferred Stock shall automatically be converted into the number of fully paid and nonassessable shares of Common Stock equal to the Conversion Ratio as of the Preferred Termination Date. The record holder of each share of Series A Preferred Stock shall be treated for all purposes as the record holder of the related Conversion Shares as of the Preferred Termination Date. From and after the Preferred Termination Date, any unredeemed and otherwise validly outstanding certificate for the Series A Preferred Stock shall be deemed cancelled and to be evidence only of the Conversion Shares issuable with respect to the shares of Series A Preferred Stock enumerated on such certificate. After the Preferred Termination Date, upon surrender to the Corporation by the holder of a certificate of Series A Preferred Stock the holder will be entitled to receive certificates evidencing the Conversion Shares.

(d)  Conversion Ratio. The number of shares of Common Stock issuable on the conversion of one share of Series A Preferred Stock (the “Conversion Ratio”) shall be equal to the Redemption Price divided by $4.00, subject to adjustments from time to time as follows:

(i)  Splits, Reverse Splits, Combinations, Stock Dividends and the Like. If, after the Issue Date, the Corporation fixes a record date for a split, reverse split, subdivision or combination of the outstanding shares of Common Stock, or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Ratio shall be adjusted by multiplying the Conversion Ratio in effect prior to such event by a fraction, the denominator of which is the total number of shares of Common Stock and Common Stock Equivalents issued and outstanding immediately prior to such event, and the numerator of which is the number of shares of Common Stock and Common Stock Equivalents to be outstanding immediately after such event.

(ii)  Recapitalization, Reclassification or Reorganization. If the Corporation shall undergo any capital reorganization or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares) or a reorganization, merger or consolidation that does not constitute or result in a Change of Control (as defined in Section 5(a)), then the Conversion Ratio shall be adjusted so that after such transaction a holder of Series A Preferred Stock will receive on conversion of such holder’s shares the same number and kind of securities that such holder would receive in consideration of the Conversion Shares had such holder converted the Preferred Stock immediately prior to such event.

(e)  Fractional Shares. No fractional shares shall be issued upon conversion of any share or shares of the Series A Preferred Stock and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock the holder is at the time converting into Common Stock and the total number of shares of Common Stock issuable upon such aggregate conversion. If, after the aforementioned determination, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation, shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion.

(f)  Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be deemed sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate.

(g)  Issue Taxes. The Corporation shall pay any and all issue and other taxes and costs that may be payable in respect of any issue or delivery of shares of Series A Preferred Stock or Common Stock issued on conversion of the Series A Preferred Stock pursuant hereto.

(h)  No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of the Series A Preferred Stock against impairment.

(i)  Certificates of Adjustment. Upon the occurrence of each adjustment or readjustment of the Conversion Ratio pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock a certificate executed by the Corporation’s President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of a holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Ratio at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversation of the Series A Preferred Stock.

(j)  Notices. In the event that the Corporation shall determine to effect or undergo any of the events described in Section 4(d), then, in connection with each such event, the Corporation shall send to the holders of Series A Preferred Stock (i) at least twenty (20) days’ prior written notice of the date on which, if applicable, a record shall be taken for any related dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, with respect to such matter and (ii) at least twenty (20) days’ prior written notice of the date when the matter in question shall be consummated (and, if applicable, specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event). Each such written notice (or a subsequent notice given at least ten (10) days prior to any events described in Section 4(d)) shall set forth, in reasonable detail, (i) the event requiring the notice and (ii) if an adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated and (C) the adjusted Conversion Ratio (if the Conversion Ratio has been adjusted). Failure to timely provide such notice shall entitle the holders of Series A Preferred Stock to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by such holder. The notice period shall begin on the date such holder actually receives a written notice containing all the information required to be provided in this Section 4(j), such receipt evidenced by (i) a receipt from an established international courier of delivery confirming verification of receipt, (ii) a return receipt of a registered or certified mail delivery or (iii) a confirmation of transmission of a facsimile or confirmation of delivery of electronic mail.

5.  Change of Control.

(a)  Definition Change of Control. “Change of Control” shall mean the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding Common Stock and any other securities of the Corporation entitled to vote generally in the election of directors (the “Voting Securities”), but excluding, for this purpose, any such acquisition by (i) a parent or subsidiary of the Corporation, (ii) any corporation with respect to which, following such acquisition, a majority of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by individuals and entities who were the beneficial owners of the Voting Securities of the Corporation immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the Voting Securities.

(b)  Notice of Change in Control. The Corporation shall give each holder of record of Series A Preferred Stock written notice of an impending Change of Control not later than twenty (20) days prior to the earlier of (i) any record date relating to such Change of Control, (ii) any stockholders’ meeting called to approve such transaction, or (iii) the closing of such transaction, and shall also notify such holders in writing of the final approval of such transaction, the intended effective date, and that, subject to the provisions of Section 6(h) below, the holders’ option to convert the shares of Series A Preferred Stock shall expire at the close of business on the second (2nd) business day prior to the effective date of the transaction. Such notice shall describe the material terms and conditions of the impending transaction, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the Series A Preferred Stock.

6.  Redemption and Voting Rights.

(a)  Definition of Redemption Price. The Redemption Price as of any date shall be the sum of (i) US$4.00 per share plus (ii) an amount equal to the sum of all accrued or declared but unpaid dividends, if any, on such share.

(b)  Redemption Pursuant to Call Right of the Corporation. At any time on or after the first anniversary of the Issue Date, and as permitted under Section 160 of the DGCL, the Corporation may redeem all of the outstanding shares of Series A Preferred Stock at the Redemption Price by delivering a notice of redemption (a “Call Notice”) to the holders, which Call Notice shall specify a Redemption Date not less than thirty (30) or more than ninety (90) days from the date of such notice; provided, however, that each holder of shares of Series A Preferred Stock will continue to have the right to convert such shares until the close of business on the fifth (5th) business day prior to the Redemption Date.

(c)  Redemption at Option of Holders. At any time on or after the third anniversary of the Issue Date, upon the written request of the holders of a majority of the outstanding shares of Series A Preferred Stock (which request shall be accompanied by the certificate(s), duly endorsed, evidencing such holders’ shares and specify a Redemption Date not less than thirty (30) or more than ninety (90) days from the date of such request), the Corporation shall redeem all of the issued and outstanding shares of Series A Preferred Stock on the specified Redemption Date at the Redemption Price. Upon delivery of such request all conversion rights of the Series A Preferred Stock shall terminate. If less than all of the shares of Series A Preferred Stock are included in the request, the Corporation shall provide notice to the remaining holders that the Series A Preferred Stock has been redeemed, together with instructions for tendering the certificates for such stock.

(d)  Redemption upon Liquidation or Change of Control. On or prior to the effective date of any Change in Control or Liquidation of the Corporation, any holder of shares of Series A Preferred Stock may elect to have redeemed at the Redemption Price such shares of Series A Preferred Stock that are issued and outstanding on such date; provided, however, that, subject to the provisions of Section 6(h) below, each holder of shares of Series A Preferred Stock will continue to have the right to convert such shares until the close of business on the second (2nd) business day prior to the effective date of the transaction, at which time such right expires, and provided further, that if the Corporation has not timely provided to any record holder the notice specified in Section 4(j) or Section 5(b), then until the fifteenth (15th) day after the Corporation has delivered such notice such holder shall have the right (the “Notice Failure Right”) to elect to be deemed to have redeemed or converted such holder’s shares of Series A Preferred Stock immediately before the effective date of the Liquidation or Change of Control. The Redemption Date for any redemption under this Section 6(d) shall be the effective date of the Liquidation or Change of Control.

(e)  Effect of Redemption. If, with respect to all shares of Series A Preferred Stock to be redeemed, the Redemption Price has been timely paid, from and after the applicable Redemption Date all rights of the holders of the Series A Preferred Stock (except the right to receive the Redemption Price and any Notice Failure Right) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

(f)  Mechanics of Redemption. From and after any Redemption Date each holder of Series A Preferred Stock tendering shares for redemption shall surrender to the Corporation at its principal corporate office the certificate or certificates representing such shares (if not already surrendered pursuant to Section 6(c)), duly endorsed, and thereupon the Redemption Price of such shares shall be paid by the Corporation after receipt of the shares to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

(g)  Payment of Redemption Price. The holders of Series A Preferred Stock shall be entitled to receive the Redemption Price on or before the later of the applicable Redemption Date and the date five (5) days after the receipt by the Corporation of the certificate for the redeemed shares, provided, however, that in no case shall the Corporation be required to pay a Redemption Price which in the aggregate would be in violation of Section 160 of the DGCL. In such event, following a redemption under Section 6(c) or 6(d) those funds of the Corporation that are available hereunder for redemption shall be used to redeem the maximum number possible of such shares ratably among the holders of such shares to be redeemed. The tendered shares of Series A Preferred Stock for which the applicable Redemption Price is not received on or before the applicable Redemption Date shall be considered not to have been redeemed and shall remain outstanding and entitled to all the rights and preferences provided herein and shall be redeemed by the Corporation as soon as permitted pursuant to this Section 6(g).

(h)  Deemed Redemption or Conversion. If any holder of shares of Series A Preferred Stock does not elect to have such shares redeemed pursuant to Section 6(d) or elect to convert such shares pursuant to Section 4, prior to the close of business on the second (2nd) business day prior to the effective date of any Change in Control or Liquidation of the Corporation (the “Calculation Date”), then upon the effective date of the Change in Control or Liquidation but immediately prior thereto, the issued and outstanding shares of Series A Preferred Stock shall automatically be deemed to have been converted or redeemed dependent on which action results in the higher ultimate proceeds payable to the holders of shares of Series A Preferred Stock (the “Higher Value”). For purposes of determining the Higher Value the following shall apply:

(i)  if the proceeds are paid solely in cash, the Higher Value shall be the higher of (x) the aggregate Redemption Price for all shares of Series A Preferred Stock or (y) the amount that is the higher of (A) the aggregate amount which would be paid for all Conversion Shares in such transaction or (B) the aggregate value of the Conversion Shares based upon the closing price of the Conversion Shares on the Calculation Date as reported on the NASDAQ Stock Market (including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable) or, if not listed on such exchange, on any other national securities exchange on which the shares of Common Stock of the Corporation are listed or, if not listed on any such other national securities exchange, the NASD OTC Bulletin Board or any other quotation facility on which the shares of Common Stock of the Corporation are quoted; provided, however, that if there is no regular trading market for such shares of Common Stock of the Corporation, the market value per share shall be determined in good faith by the Board of Directors;

(ii)  if the proceeds paid include securities of another entity, the Higher Value shall be the higher of (x) the aggregate Redemption Price for all shares of Series A Preferred Stock or (y) the amount that is the higher of (A) the aggregate valuation of such consideration for all Conversion Shares, as determined in good faith by the Corporation’s Board of Directors (without regard to any tax benefits or other special arrangements attributable to the holders of the Conversion Shares as a result of such Change in Control or Liquidation) or (B) the aggregate value of the Conversion Shares based upon the closing price of the Conversion Shares on the Calculation Date as reported on the NASDAQ Stock Market (including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable) or, if not listed on such exchange, on any other national securities exchange on which the shares of Common Stock of the Corporation are listed or, if not listed on any such other national securities exchange, the NASD OTC Bulletin Board or any other quotation facility on which the shares of Common Stock of the Corporation are quoted; provided, however, that if there is no regular trading market for such shares of Common Stock of the Corporation, the market value per share shall be determined in good faith by the Board of Directors; and

(iii)  if the proceeds consist of property other than cash or securities, the Higher Value shall be the higher of (x) the aggregate Redemption Price for all shares of Series A Preferred Stock or (y) the amount that is the higher of (A) the aggregate valuation of such property (as determined in good faith by the Corporation’s Board of Directors) for all Conversion Shares or (B) the aggregate value of the Conversion Shares based upon the closing price of the Conversion Shares on the Calculation Date as reported on the NASDAQ Stock Market (including, without limitation, the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market, as applicable) or, if not listed on such exchange, on any other national securities exchange on which the shares of Common Stock of the Corporation are listed or, if not listed on any such other national securities exchange, the NASD OTC Bulletin Board or any other quotation facility on which the shares of Common Stock of the Corporation are quoted; provided, however, that if there is no regular trading market for such shares of Common Stock of the Corporation, the market value per share shall be determined in good faith by the Board of Directors.

(i)  Voting Rights. The Series A Preferred Stock shall have no voting rights except as stated in this Section 6, as required under the DGCL or as otherwise required by applicable law. Except for the issuance of Preferred Stock in connection with any Stockholder Rights Plan, so long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent of the holders of at least two thirds of the then outstanding shares of the Series A Preferred Stock, authorize or issue, or obligate itself to issue, any other equity security (including any security convertible into or exercisable for any equity security) senior to or pari passu with the Series A Preferred Stock as to dividend rights, conversion rights, redemption rights or liquidation preferences.

7.  Transfer of Shares by Initial Holders. The Series A Preferred Stock may be transferred only to (i) a third party so long as all shares of Series A Preferred Stock are transferred to a single entity and such entity is not involved in the research, development, manufacture, marketing, sale or distribution of implantable intraocular lenses, and related devices or glaucoma wicks, or (ii) affiliates of Canon Inc. or Canon Marketing Japan Inc. Upon any transfer or purported transfer of shares of Series A Preferred Stock to any other party, such shares will automatically be converted into Common Stock on the date of such transfer or purported transfer at the Conversion Ratio in effect on such date, and the certificate(s) therefor shall be deemed cancelled and to be evidence only of the Conversion Shares issuable with respect to the shares of Series A Preferred Stock enumerated on such certificate. The certificates for the shares of Series A Preferred Stock shall bear a legend, in addition to any other legends required by law, regulation or contract, as follows:

“The transfer of Series A Preferred Stock is restricted by the Certificate of Designation, a copy of which may be obtained from the Secretary of the Corporation. Any transfer or attempted transfer not permitted under the Certificate of Designation shall result in the immediate conversion of the shares evidenced by this certificate into shares of Common Stock in the amount specified in the Certificate of Designation and the immediate termination of all rights, preferences and privileges of such shares of Series A Preferred Stock.”

8.  Notices. Any notice required by the provisions of this Certificate of Designation shall be in writing, shall be deemed effectively given when addressed to each holder of record at the address of such holder appearing on the stock register of the Series A Preferred Stock, and shall be deemed given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if not, then on the next business day, (iii) five (5) days after having been sent by certified mail, return receipt requested, air mail postage prepaid, or (iv) three (3) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The holder or holders of a majority of the outstanding shares of Series A Preferred Stock may, at any time upon written notice to the Corporation, waive the time, but not below five (5) days, for notice pursuant to any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

9.  Transfer or Assignment. The rights of the Corporation hereunder (but not its obligations) may be transferred or assigned. Except as expressly set forth in Section 7, neither the Series A Convertible Preferred Stock nor any rights associated therewith may be transferred or assigned by the holder.

10.  Ranking. Other than shares of Preferred Stock issued pursuant to a Stockholder Rights Plan, the shares of Series A Preferred Stock shall rank senior to all other series of the Preferred Stock and to any other class of Preferred Stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets upon liquidation.

11.  Reacquired Shares. Any shares of Series A Preferred Stock redeemed, converted or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

The next page is the signature page.

IN WITNESS WHEREOF, STAAR Surgical Company caused this Certificate of Designation to be signed by its Secretary this 24th day of December, 2007.

/s/Charles Kaufman
Charles Kaufman
Secretary